Registration No. 33-47601



                SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.
                              20549

                  POST-EFFECTIVE AMENDMENT NO. 1
                                TO
                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                      TEXFI INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)

   Delaware                                            56-0795032
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                  5400 Glenwood Avenue, Suite 215
                   Raleigh, North Carolina  27612
     (Address of Principal Executive Offices)     (Zip Code)

                      TEXFI INDUSTRIES, INC.
                1992 EMPLOYEE STOCK PURCHASE PLAN
                     (Full title of the plan)

             DANE L. VINCENT, CHIEF FINANCIAL OFFICER
                          AND TREASURER
                      Texfi Industries, Inc.
                 5400 Glenwood Avenue, Suite 215
                  Raleigh, North Carolina  27612
             (Name and address of agent for service)

                           (919) 783-4736
  (Telephone number, including area code, of agent for service)




     This Post-Effective Amendment to the Registration Statement shall become effective upon the date of filing pursuant to Rule 464 promulgated under the Securities Act of 1933, as amended.

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Deregistration of Shares

     Texfi Industries, Inc. (the "Company") registered 150,000 shares of the Company's Common Stock on Form S-8 (Registration No. 33-47601) relating to the Company's 1992 Employee Stock Purchase Plan. The purpose of this Post-Effective Amendment No. 1 is to deregister 145,881 shares of the Company's Common Stock which were included in the 150,000 shares registered under the 1992 Employee Stock Purchase Plan (Registration No. 33-47601) and remained unsold at the termination of the plan.

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                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on July 8, 1997.

                              TEXFI INDUSTRIES, INC.


                              By: /s/Richard L. Kramer

                                   Richard L. Kramer
                                   Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                           Date



/s/Richard L. Kramer         Chairman of the Board of        July 8, 1997
Richard L. Kramer            Directors

/s/William L. Remley         Chief Executive Officer and     July 8, 1997
William L. Remley            Vice Chairman of the Board

/s/Andrew J. Parise, Jr.     President and Chief             July 8, 1997
Andrew J. Parise, Jr.        Operating Officer, Director

/s/Richard C. Hoffman        Director                        July 8, 1997
Richard C. Hoffman

/s/Joel J. Karp              Director                        July 8, 1997
Joel J. Karp

/s/John D. Mazzuto           Director                        July 8, 1997
John D. Mazzuto

/s/Dane L. Vincent           Chief Financial Officer, Vice   July 8, 1997
Dane L. Vincent              President and Treasurer
                             (principal financial and
                              accounting officer)

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